Exhibit 3.1

ARTICLE OF INCORPPOATION IMPERIAL PETROLEUM INC. Reg. No. 109196 REPUBLIC OF THE MARSHALL ISLANDS

REPUBLIC OF THE MARSHALL ISLANDS OFFICE OF THE REGISTRAR OF CORPORATIONS ENDORSEMENT CERTIFICATE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5 OF THE BUSINESS CORPORATIONS ACT OF THE REPUBLIC OF THE MARSHALL ISLANDS 1990 I CERTIFY that I have endorsed “FILED” upon the Original Articles of Incorporation of IMPERIAL PETROLEUM INC. Reg. No. 109196 as of May 14, 2021 being the date upon which existence of said corporation commenced. I FURTHER CERTIFY that a Duplicate of said Articles of Incorporation has been filed with this office. â–Given under my hand and seal on this May 14, 2021. Tanya Lawson Deputy Registrar of Corporations

APOSTILLE (Hague Convention of 5 October 1961/ Convention de la Have du 5 Octobre 1961) 1. Country: The Republic of the Marshall Islands This Public Document 2. has been signed by T. Lawson 3. acting in the capacity of: Deputy Registrar, Republic of the Marshall Islands 4. bears the seal/stamp of: Registrar of Corporations, Republic of the Marshall Islands 5. at: Piraeus, Greece 6. on: May 14, 2021 7. by: Special Agent of the Republic of the Marshall Islands 8. Number: P-06515-05/2021 9. Seal /stamp: 10: Signature: figeneia Diamanti, Special Agent of the Republic of the Marshall Islands

ARTICLES OF INCORPORATION

OF

IMPERIAL PETROLEUM INC.

INCORPORATED

IN

THE REPUBLIC OF THE MARSHALL ISLANDS

PURSUANT

TO

THE BUSINESS CORPORATIONS ACT

DUPLICATE COPY

This document was filed in accordance

with section 5 of the Business

Corporations Act on

NON RESIDENT

May 14, 2021

Tanya Lawson Deputy Registrar of Corporations

ARTICLES OF INCORPORATION

OF

IMPERIAL PETROLEUM INC.

PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Marshall Islands Business Corporations Act, does hereby make, subscribe, acknowledge and file with the Registrar of Corporations this instrument for that purpose, as follows:

A.	The name of the Corporation shall be:

IMPERIAL PETROLEUM INC.

B.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act and without in any way limiting the generality of the foregoing, the corporation shall have the power:

(1) To purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, build, and repair steamships, motorships, tankers, sailing vessels, yachts, tugs, lighters, barges, and all other vessels and craft of any and all motive power whatsoever, including landcraft, and any and all means of conveyance and transportation by land or water, together with engines, boilers, machinery equipment and appurtenances of all kinds, including masts, sails, boats, anchors, cables, tackle, furniture and all other necessities thereunto appertaining and belonging, together with all materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, equipment, use and operation thereof; and to equip, furnish, and outfit such vessels and ships.

(2) To engage in ocean, coastwise and inland commerce, and generally in the carriage of freight, goods, cargo in bulk, passengers, mail and personal effects by water between the various ports of the world and to engage generally in waterborne commerce.

(3) To purchase or otherwise acquire, own, use, operate, lease, build, repair, sell or in any manner dispose of docks, piers, quays, wharves, dry docks, warehouses and storage facilities of all kinds, and any property, real, personal and mixed, in connection therewith.

(4) To act as ship’s husband, ship brokers, custom house brokers, ship’s agents, manager of shipping property, freight contractors, forwarding agents, warehousemen, wharfingers, ship chandlers, and general traders.

(5) To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic, or government or colony or any dependency thereof.

(6) To appoint or act as an agent, broker, or representative, general or special, in respect of any or all of the powers expressed herein or implied hereby; to appoint agents, brokers or representatives.

(7) To carry on its business, to have one or more offices, and to exercise its powers in foreign countries, subject to the laws of the particular country.

(8) To borrow or raise money and contract debts, when necessary, for the transaction of its business or for the exercise of its corporate rights, privileges or franchise or for any other lawful purpose of its incorporation; to draw, make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, and other instruments and evidences of indebtedness either secured by mortgage, pledge, deed of trust, or otherwise, or unsecured.

(9) To give a guarantee not in furtherance of corporate purposes when authorized by majority vote of shareholders entitled to vote thereon and, when authorized by like vote, such guarantee may be secured by mortgage or pledge or creation of security interest in corporate property.

(10) To purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description.

(11) To apply for, secure by purchase or otherwise hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent, patent rights, licenses, privileges, inventions, improvements and processes, copyrights, trademarks, and trade names, relative to or useful in connection with any business of this corporation.

(12) To purchase or otherwise acquire, underwrite, hold, pledge, turn to account in any manner, sell, distribute, or otherwise dispose of and generally to deal in, bonds, debentures, notes, evidences of indebtedness, shares of stock, warrants, rights, certificates, receipts or any other instruments or interests in the nature of securities created or issued by any person, partnership, firm, corporation, company, association, or other business organizations, foreign or domestic, or by any domestic or foreign governmental, municipal or other public authority, and exercise as holder or owner of any such securities all rights, powers and privileges in respect thereof; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any such securities and to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any such securities; to acquire or become interested in any such securities by original subscription, underwriting, loan, participation in syndicates or otherwise, and irrespective of whether such securities be fully paid or subject to future payments; to make payments thereon as called for or in advance of calls or otherwise and to underwrite or subscribe for the same conditionally or otherwise and either with a view to resale or investment or for any other lawful purpose; and in connection therewith or otherwise to acquire and hold membership in or otherwise secure trading privileges on any board of trade, exchange or other similar institution where any securities are dealt in and to comply with the rules of any such institution; as used herein the term “securities” shall include bonds, debentures, notes, evidences of indebtedness, shares of stock, warrants, options, rights, certificates, receipts or any other instruments or interests in the nature of securities of any kind whatsoever which a corporation organized under the Business Corporations Act of the Republic of the Marshall Islands is legally permitted to acquire or deal in, by whomsoever issued or created; the term “person” shall include any person, partnership, firm, corporation, company, association or other business organization, domestic or foreign governmental, municipal or other public authority.

(13) To purchase or otherwise acquire, hold, pledge, turn to account in any manner, import, export, sell, distribute or otherwise dispose of, and generally to deal in, commodities and products (including any future interest therein) and merchandise, articles of commerce, materials, personal property and real property of every kind, character and description whatsoever, and any interest therein, either as principal or as a factor or broker, or as commercial, sales, business or financial agent or representative, general or special, or, to the extent permitted by the laws of the Marshall Islands, in any other capacity whatsoever for the account of any domestic or foreign person or public authority, and in connection therewith or otherwise to acquire trading privileges on any board of trade, exchange or other similar institution where any such products or commodities or personal or real property are dealt in, and to comply with the rules of any such institution.

(14) To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever and to do all things incidental to such business.

(15) To carry on the business of warehousing and all business incidental thereto, including the issuing of warehouse receipts, negotiable or otherwise, and the making of advances or loans upon the security of goods warehoused.

(16) To purchase, lease or otherwise acquire, hold, own, mortgage, pledge, hypothecate, build, erect, construct, maintain and operate, develop, improve and sell, lease or otherwise dispose of lands, and improvements, warehouses, factories, buildings, structures, piers, wharves, mills, dams, stores and dwellings and all other property and things of whatsoever kind and nature, real, personal or mixed, tangible or intangible, suitable or necessary in connection with any of the purposes hereinabove or hereinafter set forth, or otherwise deal with or in any such properties.

(17) To cause to be formed, merged, reorganized or liquidated, and to promote, take charge of, in any way permitted by law, the formation, merger, reorganization or liquidation of any person.

(18) To acquire all or any part of the good will, rights, property and business of any person, heretofore or hereafter engaged in any business similar to any business which the Corporation has power to conduct, to pay for the same in cash or in the securities of the Corporation or otherwise, to hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such person, and conduct in any lawful manner the whole or any part of the business thus acquired.

(19) To make, enter into and carry out any arrangements with any person or public authority, to obtain therefrom or otherwise to acquire by purchase, lease, assignment or otherwise any powers, rights, privileges, immunities, franchises, guarantees, grants and concessions, to acquire, hold, own, exercise, exploit, dispose of and realize upon the same, and to undertake and prosecute any business dependent thereon provided it is such a business as this Corporation may engage in; and to promote, cause to be formed and aid in any way any person for any such purpose.

(20) To make and issue trust receipts, deposit receipts, certificates of deposit, interim receipts, or any other receipts for, or certificates of deposit for, any securities or interest therein; to acquire and exercise any proxies or powers of attorney or other privileges pertaining to any securities or interest therein.

(21) To render advisory, investigatory, supervisory, managerial or other like services, permitted to corporations, in connection with the promotion, organization, reorganization, recapitalization, liquidation, consolidation or merger of any person or in connection with the issuance, underwriting, sale or distribution of any securities issued in connection therewith or incidental thereto; and to render general investment advisory or financial advisory or managerial services to any person or public authority.

(22) To cause or allow the legal title, or any legal or equitable estate, right or interest in any property, whether real, personal or mixed, owned, acquired, controlled or operated by the Corporation, to remain or to be vested or registered in the name of or operated by, any person, formed or to be formed, either upon trust for or as agents or nominees of, this Corporation, or upon any other proper terms or conditions which the Board of Directors may consider for the benefit of the Corporation.

(23) To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation with any person or public authority, in the carrying on of any similar business which the Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the Corporation.

(24) To the extent suitable or necessary to carry out any of the purposes hereinbefore or hereinafter set forth, but only in so far as the same may be permitted to be done by a corporation organized under the Business Corporations Act of the Republic of the Marshall Islands, to buy, sell and deal in foreign exchange.

(25) To invest its uninvested funds and/or surplus from time to time to such extent as the Corporation may deem advisable in securities or in call and/or in time loans or otherwise, upon such security, if any, as the Board of Directors may determine, but the Corporation shall not engage in the banking business or exercise banking powers, and nothing in these Articles contained shall be deemed to authorize it to do so.

(26) To issue, purchase, hold, sell, transfer, reissue or cancel the shares of its own capital stock or any securities of the Corporation in the manner and to the extent now or hereafter permitted by the Business Corporations Act of the Republic of the Marshall Islands; and provided further that shares of its own capital stock owned by the Corporation shall not be voted upon directly or indirectly, nor counted as outstanding for the purpose of any stockholders’ quorum or vote.

(27) To act in any and all parts of the world in any capacity whatsoever as agent, broker, or representative, general or special, for any person or public authority.

(28) To do any and all of the acts and things herein set forth, as principal, factor, agent, contractor, or otherwise, either alone or in company with others; and in general to carry on any other similar business which is incidental or conducive or convenient or proper to the attainment of the foregoing purposes or any of them and which is not forbidden by law; and to exercise any and all powers which now or hereafter may be lawful for the Corporation to exercise under the laws of the Marshall Islands; to establish and maintain offices and agencies wherever situated; and to exercise any or all of its corporate powers and rights.

C.

The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands, Inc.

D.	The aggregate number of shares of stock that the Corporation is authorized to issue is Five Hundred (500) registered share(s) without par value .

E.	The Corporation shall have every power which a corporation now or hereafter organized under the Marshall Islands Business Corporations Act may have.

F.	The name and address of the incorporator is;

Name	Post Office Address
P.O. Box 1405
Majuro Nominees Ltd	Majuro
Marshall Islands

G.	The Board of Directors as well as the shareholders of the Corporation shall have the authority to adopt, amend or repeal the bylaws of the Corporation.

H.	Corporate existence shall begin upon filing these Articles of Incorporation with the Registrar of Corporations as of the filing date stated on these Articles.

IN WITNESS WHEREOF, I have executed this instrument on May 14, 2021.

by:
James Myazoe, Authorized Signatory Majuro Nominees Ltd., Incorporator

On May 14, 2021, James Myazoe, known to me to be the individual described in and who executed the foregoing instrument, duly acknowledged that the execution thereof was his act and deed.

Denise M. Francis
Special Agent

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

IMPERIAL PETROLEUM INC.

Under Section 90 of the

Republic of the Marshall Islands Business Corporations Act

Imperial Petroleum Inc. (the “Corporation”), a corporation organized and existing under the Marshall Islands Business Corporations Act (“BCA”), certifies:

I. The name of the Corporation is

IMPERIAL PETROLEUM INC.

II. The date of filing of the Corporation’s Articles of Incorporation with the Registrar of Corporations of the Republic of the Marshall Islands was May 14, 2021.

III. The Articles of Incorporation of the Corporation are hereby amended by amending and restating Section D of the Articles of Incorporation such that Section D reads in its entirety as follows:

D: The aggregate number of shares of stock that the Corporation is authorized to issue is two billion two hundred million (2,200,000,000) registered shares with a par value of one cent (US $0.01), consisting of two billion (2,000,000,000) registered shares of common stock with a par value of one cent (US $0.01) (the “Common Stock”) and two hundred million (200,000,000) registered shares of preferred stock with a par value of one cent (US $0.01) (the “Preferred Stock”).

(a) Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Preferred Stock are as follows:

The Board of Directors is expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of the Preferred Stock, for series of the Preferred Stock. The Board of Directors has authority to fix, by resolution or resolutions, the following provisions of the shares thereof:

(i)	the designation of such series, the number of shares that constitute such series;

(ii)

whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights (which may be special voting rights), whether the shares of such series shall have one vote per share or less than or more than one vote per share, whether the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation), whether all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted and the relation which such voting rights shall bear to the voting rights of any other class or any other series of this class;

(iii)

the annual dividend rate (or method of determining such rate), if any, payable on such series, the basis on which such holders shall be entitled to receive dividends (which may include, without limitation, a right to receive such dividends as may be declared on the shares of such series by the Board of Directors, a right to receive such dividends, or any portion or multiple thereof, as may be declared on the Common Stock or any other class of stock or, in addition to or in lieu of any other right to receive dividends, a right to receive dividends at a particular rate or at a rate determined by a particular method, in which case such rate or method of determining such rate may be set forth), the form of such dividend, the conditions and the dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any other class or any other series of this class;

(iv)

whether dividends on the shares of such series shall be cumulative and, in the case of shares of a series having cumulative dividend rights, the date or dates (or method of determining the date or dates) from which dividends on the shares of such series shall be cumulative;

(v)

whether the shares of such series shall be subject to redemption in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events and, if so, the times, the prices therefor (in cash, securities or other property or a combination thereof) and any other terms and conditions of such redemption;

(vi)

the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, upon payment of the shares of such series;

(vii)

whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to which and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof, including the price or prices (in cash, securities or other property or a combination thereof), the period or periods within which and any other terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to the operation of such retirement or sinking find;

(viii)

whether the shares of such series shall be convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the happening of a specified event, shares of stock of any other class or of any other series of this class or any other securities or property of the Corporation or any other entity, and, if so, the price or prices (in cash, securities or other property or a combination thereof) or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

(ix)

the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock, any other series of the Preferred Stock or any other class of capital stock;

(x)

the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the Preferred Stock or of any other class of capital stock; and

(xi)	any other powers, preferences or rights, or any qualifications, limitations or restrictions thereof.

Except as otherwise provided by such resolution or resolutions, all shares of the Preferred Stock shall be of equal rank. All shares of any one series of the Preferred Stock shall be identical in all respects to all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

Except as otherwise provided by such resolution or resolutions, all shares of the Preferred Stock that are converted, redeemed, repurchased, exchanged or otherwise acquired by the Corporation shall be cancelled and retired and shall not be reissued.

For all purposes, these Articles of Incorporation shall include each statement of designation (if any) setting forth the terms of a series of the Preferred Stock.

(b) Options, Warrants and Other Rights. The Board of Directors is expressly authorized, by resolution or resolutions, to create and issue options, warrants and other rights from time to time entitling the holders thereof to purchase securities or other property of the Corporation or of any other entity, including any class or series of stock of the Corporation or of any other entity and whether or not in connection with the issuance or sale of any securities or other property of the Corporation, for such consideration (if any), at such times and upon such other terms and conditions as may be determined or authorized by the Board of Directors and set forth in one or more agreements or instruments. Among other things and without limitation, such terms and conditions may provide for the following:

(i)

adjusting the number or exercise price of such options, warrants or other rights or the amount or nature of the securities or other property receivable upon exercise thereof in the event of a subdivision or combination of any securities, or a recapitalization, of the Corporation, the acquisition by any person of beneficial ownership of securities representing more than a designated percentage of the voting power of any outstanding series, class or classes of securities, a change in ownership of the Corporation’s securities or a merger, statutory share exchange, consolidation, reorganization, sale of assets or other occurrence relating to the Corporation or any of its securities, and restricting the ability of the Corporation to enter into an agreement with respect to any such transaction absent an assumption by another party or parties thereto of the obligations of the Corporation under such options, warrants or other rights;

(ii)

restricting, precluding or limiting the exercise, transfer or receipt of such options, warrants or other rights by any person that becomes the beneficial owner of a designated percentage of the voting power of any outstanding series, class or classes of securities of the Corporation or any direct or indirect transferee of such a person, or invalidating or voiding such options, warrants or other rights held by any such person or transferee; and

(iii)

permitting the Board of Directors (or certain directors specified or qualified by the terms of the governing instruments of such options, warrants or other rights) to call, redeem, repurchase, terminate or exchange such options, warrants or other rights.

This paragraph shall not be construed in any way to limit the power of the Board of Directors to create and issue options, warrants or other rights.

(c) Preemptive and Similar Rights. Except as otherwise provided in a statement of designation establishing the terms of a series of the Preferred Stock, no holder of shares of the Corporation shall, by reason thereof, have any preemptive or other preferential right to acquire, by subscription or otherwise, any unissued or treasury stock of the Corporation, or any other share of any class or series of the Corporation’s shares to be issued because of an increase in the authorized capital stock of the Corporation, or any bonds, certificates of indebtedness, debentures or other securities convertible into shares of the Corporation. However, the Board of Directors may issue or dispose of any such unissued or treasury stock, or any such additional authorized issue of new shares or securities convertible into shares upon such terms as the Board of Directors may, in its discretion, determine, without offering to shareholders then of record, or any class of shareholders, any thereof, on the same terms or any terms.

IV. Upon the filing of these Articles of Amendment with the Registrar of Corporations of the Republic of Marshall Islands, each share of common stock without par value authorized under the original Articles of Incorporation, which these Articles of Amendment amend, and which is outstanding immediately before the filing hereof, shall automatically, without further action on behalf of the Corporation or any holder of common stock without par value, be reclassified and converted, so that upon the filing hereof each outstanding share of common stock shall be converted to one validly, fully paid and non-assessable share of common stock, par value of one cent (US $0.01) per share, authorized hereunder.

V. This amendment to the Articles of Incorporation was duly adopted in accordance with Section 88(1) of the Marshall Islands Business Corporations Act (the “BCA”). The Board of Directors of the Corporation adopted resolutions by unanimous written consent in accordance with Section 55(4) of the BCA setting forth and declaring advisable that these Articles of Amendment be adopted. In lieu of a meeting and a vote of the shareholders of the Corporation, unanimous written consent to these Articles of Amendment has been given by the holders of all of the outstanding stock of the Corporation entitled to vote in accordance with Section 67 of the BCA and such consent has been filed with the minutes of the proceedings of shareholders of the Corporation.

IN WITNESS WHEREOF, Imperial Petroleum Inc. has caused these Articles of Amendment to its Articles of Incorporation to be signed as of the 5th day of November 2021, by its President, who hereby affirms and acknowledges, under penalty of perjury, that these Articles of Amendment are the act and deed of the Corporation and that the facts stated herein are true.

IMPERIAL PETROLEUM INC.

By:	/s/ Harry N. Vafias
Name:	Harry N. Vafias
Title:	President